                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K/A



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 24, 1995



                             WHITTAKER CORPORATION
             (Exact name of registrant as specified in its charter)



     Delaware                          1-5407                    95-4033076
(State or other                    (Commission                 (IRS Employer
 jurisdiction of                   File Number)                Identification
 incorporation)                                                    Number)



10880 Wilshire Boulevard, Los Angeles, California                   90024
    (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:(310) 475-9411

This Form 8-K/A amends Item 7 of that certain Form 8-K dated May 8, 1995 (the "Original Form 8-K") by including the financial statements referred to below.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.

     In connection with the business acquisition described in Item 2 of the Original Form 8-K, attached are the financial statements of the business acquired for the required periods, consisting of (i) balance sheets of Hughes LAN Systems, Inc. ("HLS") as of December 31, 1994 and 1993, (ii) the related statements of operations and accumulated deficit and of cash flows for each of the three years in the period ended December 31, 1994, (iii) balance sheets of HLS as of March 31, 1995 and December 31, 1994, and (iv) the related statements of operations and of cash flows for each of the three months ended March 31, 1995 and 1994.

(b)  Pro forma financial information.

     In connection with the business acquisition described in Item 2 of the Original Form 8-K, attached is the pro forma financial information required pursuant to Article 11 of Regulation S-X, consisting of condensed combining statements of operations of Whittaker Corporation and its subsidiaries and HLS for the year ended October 31, 1994 and the six months ended
     April 30, 1995.

(c)  Exhibits.

     23.  Independent Auditors' Consent

                                   Signature
                                   ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            WHITTAKER CORPORATION


                                            By /s/ Richard Levin
                                               -------------------
                                               Richard Levin
                                               Vice President, Chief
                                               Financial Officer and Secretary



Dated:  July 7, 1995

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholder of Hughes LAN Systems, Inc.:

We have audited the accompanying balance sheets of Hughes LAN Systems, Inc. (the Company) as of December 31, 1994 and 1993, and the related statements of operations and accumulated deficit and of cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Hughes LAN Systems, Inc. at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company has been dependent upon Hughes Aircraft Company (HAC), its parent, for financial support. Accordingly, the accompanying financial statements may not necessarily be indicative of the financial condition or results of operations had the Company operated without the financial support of HAC. Hughes LAN Systems, Inc. was acquired by Whittaker Corporation on April 24, 1995.

DELOITTE & TOUCHE LLP
San Jose, California
June 12, 1995

HUGHES LAN SYSTEMS, INC.


BALANCE SHEETS
DECEMBER 31, 1994 AND 1993
(DOLLAR AMOUNTS IN THOUSANDS)

- -------------------------------------------------------------------------------
                                                            1994         1993
ASSETS

CURRENT ASSETS:
  Cash                                                   $      25     $     39
  Accounts receivable (net of allowance of $70 and           9,232        9,383
   $134)
  Unbilled receivables                                       1,014          590
  Inventories                                                8,423        6,373
  Other current assets                                         702          425
                                                         ---------     --------

           Total current assets                             19,396       16,810

PROPERTY AND EQUIPMENT - Net                                 2,769        2,537

OTHER ASSETS                                                   765          565

GOODWILL (net of accumulated amortization of $18,645        28,612       66,903
 and $15,354)                                            ---------     --------

TOTAL                                                    $  51,542     $ 86,815
                                                         =========     ========


LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Accounts payable                                       $   5,946     $  6,048
  Accrued liabilities                                        4,217        3,427
                                                         ---------     --------

           Total current liabilities                        10,163        9,475
                                                         ---------     --------

PAYABLE TO HAC                                              92,556       73,624
                                                         ---------     --------

COMMITMENTS (Note 8)                                             -            -

SHAREHOLDER'S EQUITY (DEFICIENCY):
  Common stock, no par value, 1,000 shares                  95,785       95,785
   authorized and outstanding
  Accumulated deficit                                     (146,962)     (92,069)
                                                         ---------     --------

           Total shareholder's equity (deficiency)         (51,177)       3,716
                                                         ---------     --------

TOTAL                                                    $  51,542     $ 86,815
                                                         =========     ========


See notes to financial statements.

HUGHES LAN SYSTEMS, INC.


STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

- -------------------------------------------------------------------------------
                                                1994         1993        1992
REVENUES:
  Product sales                             $  35,293    $  36,812     $ 24,672
  Network installations                         5,554       12,654       10,499
  Support services                              4,091        3,852        3,188
                                            ---------    ---------     --------

    Total revenues (including $8,706,
      $10,566 and $5,189 from HAC and
      affiliates)                              44,938       53,318       38,359
                                            ---------    ---------     --------

COST OF REVENUES:
  Product sales                                18,681       17,965       13,144
  Network installations                         4,856       11,107        8,668
  Support services                              2,255        1,945        1,820
                                            ---------    ---------     --------

    Total cost of revenues                     25,792       31,017       23,632
                                            ---------    ---------     --------

GROSS PROFIT                                   19,146       22,301       14,727
                                            ---------    ---------     --------

OPERATING EXPENSES:
  Selling and marketing                        17,920       15,263       15,590
  Research and development                     12,053        8,693        5,380
  General and administrative                    6,850        6,060        7,933
  Restructuring                                     -            -       11,311
  Write-down of goodwill                       35,000            -            -
                                            ---------    ---------     --------

    Total operating expenses                   71,823       30,016       40,214
                                            ---------    ---------     --------

LOSS FROM OPERATIONS                          (52,677)      (7,715)     (25,487)

INTEREST EXPENSE                                2,216        5,893        4,190
                                            ---------    ---------     --------

NET LOSS                                      (54,893)     (13,608)     (29,677)

ACCUMULATED DEFICIT, Beginning of year        (92,069)     (78,461)     (48,784)
                                            ---------    ---------     --------

ACCUMULATED DEFICIT, End of year            $(146,962)   $ (92,069)    $(78,461)
                                            =========    =========     ========


See notes to financial statements.

HUGHES LAN SYSTEMS, INC.


STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
(AMOUNTS IN THOUSANDS)

- ------------------------------------------------------------------------------
                                              1994         1993         1992
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                  $(54,893)    $(13,608)    $(29,677)
  Reconciliation to net cash used for
   operating activities:
    Depreciation                               1,414        1,765        1,772
    Amortization and write-down of            38,290        3,290        3,290
     goodwill
    Loss on disposal of property                  15           50            8
    Restructuring charges                          -            -        6,881
    Changes in current assets and
     liabilities:
      Accounts receivable                        151        1,813       (4,243)
      Unbilled receivables                      (424)         938       (1,270)
      Inventories                             (2,050)      (4,348)      (1,235)
      Other assets                              (476)         237       (1,451)
      Accounts payable                          (102)       1,507       (1,525)
      Accrued liabilities                        790       (3,433)       3,735
                                            --------     --------     --------

           Net cash used for operating       (17,285)     (11,789)     (23,715)
            activities

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment         (1,661)      (1,486)      (2,319)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Borrowings from HAC - net                   18,932       13,278       26,048
                                            --------     --------     --------

NET INCREASE (DECREASE) IN CASH                  (14)           3           14

CASH, Beginning of year                           39           36           22
                                            --------     --------     --------

CASH, End of year                           $     25     $     39     $     36
                                            ========     ========     ========

See notes to financial statements.

HUGHES LAN SYSTEMS, INC.


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
- ------------------------------------------------------------------------------


1.  CORPORATE RELATIONSHIP AND BASIS OF PRESENTATION


    Hughes LAN Systems, Inc. (the Company) was a wholly-owned subsidiary of Hughes Aircraft Company (HAC) since 1989. The Company was a member of the Hughes Network Systems operations and had significant sales to HAC related companies, as summarized in Note 6. The financial statements may not necessarily be indicative of the financial condition or results of operations had the Company operated without the financial support of HAC. On April 24, 1995, the Company was acquired by Whittaker Corporation, an unrelated party. As part of this transaction, HAC agreed to contribute to the capital of the Company all amounts due it or its affiliates as of that date; accordingly, such amounts are classified as long-term in the accompanying financial statements.


    HAC provided corporate administrative support including treasury, financing and tax compliance services and assessed the Company a monthly charge for these administrative support services. The Company borrowed funds on a revolving basis and paid interest to HAC based upon net assets during 1994 and actual cash usage during 1993 and 1992. The intercompany transactions and balances are summarized at Note 6.


    The Company, along with other HAC subsidiaries, was included in the consolidated federal income tax return of General Motors Corporation (GM), the ultimate parent company of HAC. The Company was also included in the combined HAC California and other state income tax returns. GM and HAC allocate income tax expense or benefit on a basis generally equivalent to that which would be recognized on a separate return basis if the Company filed separate federal and state income tax returns.


2.  BUSINESS DESCRIPTION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    BUSINESS DESCRIPTION - The Company designs, manufactures, services and markets hubs for use in conjunction with local and wide area networks. The primary product, the Enterprise Hub, offers connectivity for Ethernet, Token Ring, and FDDI networks.


    INVENTORIES are stated at the lower of standard cost (which approximates first-in, first-out cost) or market.


    PROPERTY AND EQUIPMENT is stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of one to five years or the lease term, if shorter.


    GOODWILL - The excess of the aggregate purchase price over the fair value of net assets acquired is being amortized over twenty-five years using the straight-line method. As a result of HAC's decision to offer the Company for sale separate from the other entities comprising the Hughes Network Systems operations, the value of goodwill was reduced by $35 million during 1994 to reflect the Company's estimated market value as a separate entity.


    REVENUE RECOGNITION - The Company recognizes product revenue and accrues warranty and royalty expenses upon shipment. Network installation contract revenues are recognized using the cost-to-cost percentage-of-completion method. Unbilled amounts resulting from contracts-in-process are reclassified to accounts receivable when such amounts are contractually billable. Support contract revenues are recognized on a straight-line basis over the contract period.


    SOFTWARE DEVELOPMENT COSTS - Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. The Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility; accordingly, software costs incurred after the establishment of technological feasibility have not been material and therefore have been expensed.


    INCOME TAXES - The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires an asset and liability approach to account for income taxes.


    FISCAL PERIOD - The Company uses a 52-53 week fiscal year ending on the last Sunday in December. The fiscal years ended December 25, 1994 consisted of 52 weeks, December 26, 1993 consisted of 53 weeks and December 20, 1992 consisted of 52 weeks and, for convenience, have been presented in the accompanying financial statements as ending December 31.


3.  INVENTORIES


    Inventories at December 31 consist of (in thousands):

                                             1994       1993

Finished goods                              $3,228     $2,017
Work in process                              2,279      1,902
Raw materials                                2,916      2,454
                                            ------     ------

Total inventories                           $8,423     $6,373
                                            ======     ======


4.  PROPERTY AND EQUIPMENT


    Property and equipment at December 31 consists of (in thousands):

                                             1994       1993

Machinery and equipment                    $ 5,451    $ 5,346
Computer equipment                           4,245      3,354
Furniture and fixtures                         645        647
Leasehold improvements                         177        217
                                           -------    -------

Total property and equipment                10,518      9,564
Accumulated depreciation and                (7,749)    (7,027)
 amortization                              -------    -------

Property and equipment - net               $ 2,769    $ 2,537
                                           =======    =======

5.  ACCRUED LIABILITIES


    Accrued liabilities at December 31 consist of (in thousands):

                                                     1994      1993

Compensation and related benefits                    $2,172    $1,907
Deferred revenue                                      1,061       396
Warranty                                                555       463
Royalties                                               247       479
Other                                                   182       182
                                                     ------    ------

Total accrued liabilities                            $4,217    $3,427
                                                     ======    ======


6.  RELATED PARTY TRANSACTIONS


    It is the Company's practice to offer discounts up to 50% to HAC and its affiliates. Revenues from HAC and its affiliates were (in thousands):

                                          1994       1993      1992

Product sales                             $6,895    $ 9,546    $2,417
Network installations                      1,215        846     2,617
Support services                             596        174       155
                                          ------    -------    ------

Total revenues from related parties       $8,706    $10,566    $5,189
                                          ======    =======    ======


    At December 31, 1994 and 1993, accounts receivable included $625,000 and $1,039,000, respectively, of amounts due from HAC and its affiliates.


    Included in general and administrative expenses are corporate allocations from HAC. For the years ended December 31, 1994, 1993 and 1992 these allocations total $1,355,000, $971,000 and $1,405,000, respectively.


    The Company borrows funds on a revolving basis from HAC. Interest at an annual rate of 3.78% in 1994 and 8.5% in 1993 and 1992 is charged by HAC based on the Company's net assets during 1994 and actual cash usage during 1993 and 1992. Related interest expense during the fiscal years ended December 31, 1994, 1993 and 1992 was $2,216,000, $5,883,000 and $4,178,000,
    respectively.


7.  RESTRUCTURING


    As part of a 1992 restructuring of the world-wide operations of HAC, certain product lines of the Company were discontinued, employment levels were reduced and facilities consolidated. Details of the related restructuring charges are as follows (in thousands):

Restructuring asset write-downs:
  Capitalized software and licenses                           $ 3,763
  Inventories                                                   2,693

  Fixed assets                                  425
                                            -------
                                              6,881
Accrued costs and expenses:
  Severance and other staff reduction         1,613
   costs
  Excess facilities                           1,195
  Engineering support of discontinued         1,190
   products
  Other                                         432
                                            -------

Total restructuring charges                 $11,311
                                            =======


    Restructuring costs of $1,953,000 and $2,477,000 were charged against the reserve in 1993 and 1992, respectively.


8.  COMMITMENTS


    The Company leases its facilities and certain equipment under noncancelable operating leases expiring in 1995 through 1999. Rent expense for the years ended December 31, 1994, 1993 and 1992 totaled $2,012,000, $1,871,000 and
    $2,750,000, respectively.


    Future minimum lease payments under noncancelable operating leases are as follows (in thousands):

YEARS ENDING DECEMBER 31,

    1995                                     $1,498
    1996                                      1,325
    1997                                      1,147
    1998                                        960
    1999                                        179
                                             ------

Total future minimum lease payments          $5,109
                                             ======
YEARS ENDING DECEMBER 31,

    1995                                     $1,498
    1996                                      1,325
    1997                                      1,147
    1998                                        960
    1999                                        179
                                             ------

Total future minimum lease payments          $5,109
                                             ======



    At December 31, 1994, the Company has approximately $2.3 million of noncancelable inventory purchase commitments and approximately $2.1 million of commitments for tenant improvements relating to a new facility which was subsequently occupied in February 1995.

9.  INCOME TAXES


    A reconciliation between the Company's effective tax rate and the federal income tax rate at December 31 is as follows:

                                            1994      1993       1992

Statutory federal income tax rate           35.0%      35.0%      34.0%
State income tax                             5.5        5.5        5.6
Valuation allowance                        (40.5)     (40.5)     (39.6)
                                           -----    -------    -------

Provision for income taxes                   -  %      -   %      -   %
                                           =====    =======    =======


    The components of deferred tax assets at December 31 consist of (in thousands):

                                                       1994       1993
Deferred tax assets:
  Preacquisition net operating loss                 $ 1,490    $ 1,490
   carryforwards
  Preacquisition tax credit carryforwards             1,681      1,681
  Capitalized software                                 (146)      (204)
  Inventory and asset write-offs                        741        683
  Nondeductible accruals and reserves                   398        263
  Other                                                 178        (21)
                                                    -------    -------

Gross deferred tax assets                             4,342      3,892
Valuation allowance                                  (4,342)    (3,892)
                                                    -------    -------

Net deferred tax assets                             $     -    $     -
                                                    =======    =======



    Recognition of the tax benefit related to the Company's deferred tax assets is dependent upon the generation of future taxable income. The Company has experienced significant losses in its years of operations. As a result of these losses, management has determined that realization of the deferred tax assets is not likely and, accordingly, a valuation allowance has been established for the tax assets. The change in the valuation allowance was a net increase of $450,000, $536,000 and a net decrease of $174,000 for the years ended December 31, 1994, 1993 and 1992, respectively.


    Had the Company filed its own federal income tax return, deferred tax benefits relating to net operating loss carryforwards of $5.4 million and $3.2 million at December 31, 1994 and 1993 would have been included in deferred tax assets, offset by valuation allowances of the same amounts. The benefit of these net operating losses has been utilized in the consolidated return of GM and is therefore not reflected above in the deferred tax assets.


    Prior to the acquisition of the Company by HAC, the Company incurred net operating loss carryforwards of approximately $4,258,000 for federal tax purposes that will begin to expire in 2001 and federal business and research credits of approximately $1,681,000 that begin to expire in 1995. The extent to which the loss carryforwards can be used to offset future taxable income may be limited, depending on the extent of ownership changes within any three-year period.

10. EMPLOYEE BENEFIT PLAN


    The Company provides a qualified employee savings and retirement plan to all eligible employees. The Plan is designed to qualify under Section 401(k) of the Internal Revenue Code and allows the Company to make discretionary contributions. The Company contributed approximately $581,000, $478,000 and $556,000 for the years ended December 31, 1994, 1993 and 1992, respectively.


    The Company has no other plans which provide retirement or other post employment benefits.


11. EXPORT SALES INFORMATION


    Export product sales for the years ended December 31, 1994, 1993 and 1992 were approximately $12,560,000, $9,610,000 and $6,466,000, respectively


                                   * * * * *

HUGHES LAN SYSTEMS, INC.


CONDENSED BALANCE SHEETS
(DOLLAR AMOUNTS IN THOUSANDS)

- ---------------------------------------------------------------------
                                            MARCH 31,    DECEMBER 31,
                                              1995           1994
                                           (UNAUDITED)

ASSETS
CURRENT ASSETS:
  Cash                                      $      27       $      25
  Accounts receivable (net of allowance        11,348           9,232
   of $290 and $70, respectively)
  Unbilled receivables                            918           1,014
  Inventories                                   7,104           8,423
  Other current assets                            583             702
                                            ---------       ---------

           Total current assets                19,980          19,396

PROPERTY AND EQUIPMENT - Net                    5,491           2,769

OTHER ASSETS                                      724             765

GOODWILL (net of accumulated                   28,098          28,612
 amortization of $19,159 and $18,645)       ---------       ---------
LIABILITIES AND SHAREHOLDER'S DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable                          $   8,330       $   5,946
  Accrued liabilities                           4,790           4,217
                                            ---------       ---------

           Total current liabilities           13,120          10,163
                                            ---------       ---------

PAYABLE TO HAC                                 97,190          92,556
                                            ---------       ---------

SHAREHOLDER'S DEFICIENCY:
  Common stock, no par value, 1,000            95,785          95,785
   shares authorized and outstanding
  Accumulated deficit                        (151,802)       (146,962)
                                            ---------       ---------

           Total shareholder's                (56,017)        (51,177)
            deficiency                      ---------       ---------

TOTAL                                       $  54,293       $  51,542
                                            =========       =========

See notes to condensed financial statements.

HUGHES LAN SYSTEMS, INC.


CONDENSED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 1995 AND 1994
(UNAUDITED)
(AMOUNTS IN THOUSANDS)

- ---------------------------------------------------------------
                                             1995        1994
REVENUES:
  Product sales                             $ 9,375     $ 7,400
  Network installations                       1,339         502
  Support services                            1,000         817
                                            -------     -------

           Total revenues                    11,714       8,719
                                            -------     -------

COST OF REVENUES:
  Product sales                               6,427       3,609
  Network installations                       1,139         609
  Support services                              475         484
                                            -------     -------

           Total cost of revenues             8,041       4,702
                                            -------     -------

GROSS PROFIT                                  3,673       4,017
                                            -------     -------

OPERATING EXPENSES:
  Selling and marketing                       3,626       4,310
  Research and development                    2,240       2,725
  General and administrative                  1,770       1,853
                                            -------     -------

           Total operating expenses           7,636       8,888
                                            -------     -------

LOSS FROM OPERATIONS                         (3,963)     (4,871)

INTEREST EXPENSE                                877         496
                                            -------     -------

NET LOSS                                    $(4,840)    $(5,367)
                                            =======     =======

See notes to condensed financial statements.

HUGHES LAN SYSTEMS, INC.


CONDENSED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 1995 AND 1994
(UNAUDITED)
(AMOUNTS IN THOUSANDS)

- ---------------------------------------------------------------
                                             1995        1994
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                  $(4,840)    $(5,367)
  Reconciliation to net cash used for
   operating activities:
    Depreciation                                470         355
    Amortization of goodwill                    514         823
    Changes in current assets and
     liabilities:
      Accounts receivable                    (2,116)      2,438
      Unbilled receivables                       96          66
      Inventories                             1,319        (376)
      Other assets                              160        (553)
      Accounts payable                        2,384         275
      Accrued liabilities                       573          52
                                            -------     -------
           Net cash used for operating       (1,440)     (2,287)
            activities

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment        (3,192)       (559)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Borrowings from HAC, net                    4,634       2,824
                                            -------     -------

NET INCREASE (DECREASE) IN CASH                   2         (22)

CASH, Beginning of period                        25          39
                                            -------     -------

CASH, End of period                         $    27     $    17
                                            =======     =======

See notes to condensed financial statements.

HUGHES LAN SYSTEMS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.    CORPORATE RELATIONSHIP

      Hughes LAN Systems, Inc. (the Company) was a wholly-owned subsidiary of Hughes Aircraft Company (HAC) since 1989. The financial statements may not necessarily be indicative of the financial condition or results of operations had the Company operated without the financial support of HAC. On April 24, 1995, the Company was acquired by Whittaker Corporation, an unrelated party. As part of this transaction, HAC agreed to contribute to the capital of the Company all amounts due it or its affiliates as of that date; accordingly, such amounts are classified as long-term in the accompanying financial statements.

2.    BASIS OF PRESENTATION

      While the quarterly financial information contained in this filing is unaudited, the financial statements presented reflect all adjustments (consisting only of normal recurring accruals) which the Company considers necessary for a fair presentation of the results of operations for the interim periods covered and of the financial condition of the Company at the date of the interim balance sheet. The results for interim periods are not necessarily indicative of the results of the entire year. The information included in this report should be read in conjunction with the Company's audited financial statements and notes thereto.

3.    FISCAL PERIOD

      The Company uses a 52-53 week fiscal year ending on the last Sunday in December. The fiscal year ended December 25, 1994 consisted of 52 weeks. The three months ended March 19, 1995 and March 20, 1994 each consisted of 12 weeks. For convenience the period ends have been presented as ending December 31 and March 31, accordingly.

4.    INVENTORIES

      Inventories consist of (in thousands):

                                  MARCH 31,    DECEMBER 31,
                                    1995          1994
Finished goods                     $3,026         $3,228
Work in process                     1,818          2,279
Raw materials                       2,260          2,916
                                   ------         ------

Total inventories                  $7,104         $8,423
                                   ======         ======

                                   * * * * *

Item 7(b). Pro Forma Financial Information


                             WHITTAKER CORPORATION
             PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS


On April 24, 1995, Whittaker Corporation acquired all of the stock of Hughes LAN Systems, Inc. (HLS) from Hughes Aircraft Company (HAC). The Company paid approximately $16 million in cash, subject to adjustment, a 7% convertible subordinated note in the principal amount of $15 million, and contingent payments based on the revenues from sales of certain HLS products during the period November 1, 1995 through October 31, 1999.

The following unaudited pro forma condensed combining statements of operations of Whittaker Corporation and its subsidiaries and Hughes Lan Systems, Inc.
(HLS) for the year ended October 31, 1994 and the six months ended April 30, 1995 have been prepared to illustrate the effect of the business combination which is being accounted for as a purchase, as though the business combination occurred on November 1, 1993 and November 1, 1994, in the pro forma statements of operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying Notes to Whittaker Corporation Unaudited Pro Forma Condensed Combining Financial Statements. Because the Acquisition of HLS was completed prior to April 30, 1995, the balance sheet of HLS is included in the consolidated balance sheet of Whittaker Corporation as of April 30, 1995 which is included in its Form 10-Q for the period ended April 30, 1995.

The Whittaker Corporation unaudited pro forma condensed combining statements of operations are presented for illustrative purposes only and are not necessarily indicative of the consolidated results of operations of Whittaker Corporation that would have been reported had the business combination occurred on the dates indicated, nor do they represent a forecast of the consolidated results of operations of Whittaker Corporation for any future period. Furthermore, no effect has been given in the Whittaker Corporation unaudited pro forma condensed combining statements of operations for operating and synergistic benefits that may be realized through the combination of the entities. The Whittaker Corporation unaudited pro forma condensed combining statements of operations, including the Notes thereto, should be read in conjunction with the historical consolidated financial statements of Whittaker Corporation and HLS which are incorporated herein by reference and included herein, respectively.

        UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED OCTOBER 31, 1994

                                (IN THOUSANDS)

                                     WHITTAKER        HLS
                                    OCTOBER 31,    DECEMBER 31,    PRO FORMA    PRO FORMA
                                       1994           1994        ADJUSTMENTS    COMBINED
                                    -----------    ------------   -----------   ---------
Sales                                $126,448       $ 44,938                     $171,386
                                     --------       --------      --------       --------
Costs and expenses
  Cost of sales                        73,286         25,792      $    881 (1)     99,959
  Engineering, selling and
    general and administrative         33,149         36,823        (3,290)(2)     67,520

  Write-down of goodwill                              35,000       (35,000)(2)          0
  Interest on long-term debt            3,967                        2,030 (3)      5,997
  Other interest                           82          2,216        (2,216)(3)         82
  Interest income                        (568)                                       (568)
                                     --------       --------      --------       --------
                                      109,916         99,831       (36,757)       172,990
                                     --------       --------      --------       --------

Income (loss) before
  provision for taxes                  16,532        (54,893)       36,757         (1,604)
Provision (benefit) for taxes           6,471                       (6,471)(4)          0
                                     --------       --------      --------       --------
Net income (loss)                    $ 10,061       ($54,893)     $ 43,228        ($1,604)
                                     ========       ========      ========       ========

Earnings (loss) per share               $1.06                                      ($0.19)
                                     ========                                    ========
Average common and common
  equivalent shares outstanding         9,502                                       8,481
                                     ========                                    ========

(1) Reflects the additional amortization and depreciation of developed technology and property, plant and equipment identified in the purchase price allocation.

(2) Reflects the elimination of amortization and writedown of goodwill recorded in the historical financial statements and the additional amortization of goodwill identified in the purchase price allocation.

(3) Reflects the elimination of interest charged by HAC during the period and the additional interest expense on convertible notes and bank borrowings used to fund the acquisition by Whittaker.

(4) Reflects the tax benefit of operating losses incurred by HLS during the period limited to Whittaker's pre tax income.

See accompanying notes to unaudited pro forma condensed combining statement of operations.

        Unaudited Pro Forma Condensed Combining Statement of Operations

                           For the Six Months Ended
                                April 30, 1995

                                (In thousands)

                                          Whittaker             HLS
                                          April 30,           March 31,        Pro Forma          Pro Forma
                                            1995                1995          Adjustments          Combined
                                          ----------         ----------     --------------        ----------
Sales                                       $58,368            $25,060                              $83,428
                                            -------            -------         ------               -------
Costs and expenses
  Cost of sales                              35,087             16,189         $  220 (1)            51,496
  Engineering, selling and
    general and administrative               14,841             16,810           (514)(2)            31,332
                                                                                  195 (2)
  Acquired in-process research
    and development                           3,250                            (3,250)(4)                 0
  Interest on long-term debt                  2,414                             1,078 (3)             3,492
  Other interest                                 43              1,016         (1,016)(3)                43
  Interest income                              (330)                                                   (330)
                                            -------            -------        -------               -------
                                             55,305             34,015         (3,287)               86,033
                                            -------            -------        -------               -------

Income (loss) before provision for taxes      3,063             (8,955)         3,287                (2,605)
Provision (benefit) for taxes                 1,188                            (1,188)(5)                 0
                                            -------            -------        -------               -------
Net income (loss)                           $ 1,875            ($8,955)       $ 4,475               ($2,605)
                                            =======            =======        =======               =======
Earnings (loss) per share                     $0.20                                                  ($0.31)
                                            =======                                                 =======
Average common and common
  equivalent shares outstanding               9,585                                                   8,498
                                            =======                                                 =======

(1) Reflects the additional amortization and depreciation of developed technology and property, plant and equipment identified in the purchase price allocation.

(2) Reflects the elimination of amortization and writedown of goodwill recorded in the historical financial statements and the additional amortization of goodwill identified in the purchase price allocation.

(3) Reflects the elimination of interest charged by HAC during the period and the additional interest expense on convertible notes and bank borrowings which were used to fund the acquisition by Whittaker.

(4) Reflects elimination of acquired in-process research and development which is directly a result of the acquisition.

(5) Reflects the tax benefit of operating losses incurred by HLS during the period limited to Whittaker's pre tax income.

See accompanying notes to unaudited pro forma condensed combining statements of operations.

                   NOTES TO WHITTAKER CORPORATION PRO FORMA
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS

      A. The Whittaker Corporation unaudited pro forma combining statements of operations and the related notes give effect to the business combination as a purchase. The unaudited pro forma condensed combining statements of operations of Whittaker Corporation and its subsidiaries and Hughes Lan Systems, Inc. (HLS) for the year ended October 31, 1994 and the six months ended April 30, 1995, assumes that the business combination occurred on November 1, 1993 and November 1, 1994. HLS's historical financial statements are for fiscal years ended December 31 and accordingly, the historical information for the calendar quarters of HLS has been combined with the fiscal quarters of Whittaker Corporation for the purpose of the pro forma presentation.

      All interim financial data used to develop the Whittaker unaudited pro forma combining statements of operations is unaudited, but in the opinion of Whittaker's management, reflects all adjustments necessary (consisting only of normal recurring entries) for a fair presentation thereof. However, it should be understood that accounting measurements at interim dates may be less precise than at year end.

      The preliminary allocation of the purchase price among the identifiable tangible and intangible assets, as reflected in the accompanying pro forma statements of operations, was based on an analysis of the fair value of those assets. The Company continues to analyze the assets acquired and liabilities assumed and further adjustments to the purchase price and changes in the allocation of the purchase price may occur. Acquired in-process research and development was analyzed through interviews and analysis of data concerning each HLS developmental project. Expected future cash flows of each such project were discounted to present value taking into account risks associated with the inherent difficulties and uncertainties in completing the project, and thereby achieving technological feasibility, and risks related to the viability of and potential changes in future markets. This analysis resulted in approximately $3.25 million for acquired in-process research and development, which, under generally accepted accounting principles, was expensed immediately upon the completion of the acquisition in the period ended April 30, 1995 and reflected in the historical statement of income of Whittaker for that period. This amount was eliminated in the pro forma statement of operations as it represents a material non-recurring charge.

      Developed technology was analyzed using the same methodology and resulted in an estimated value of $3.25 million, which is being amortized over five years. Goodwill, which is related to the ongoing value of the acquired network communications business, is being amortized over 20 years.

      Whittaker expects to incur additional non-recurring charges during the remainder of its fiscal year related to the elimination of duplicate facilities, relocation and severance costs, and other integration costs. These amounts have not yet been finalized and are not reflected in the accompanying pro forma statement of operations.

      B. The pro forma combined primary earnings (loss) per share have been based on the weighted average number of common shares outstanding during the periods, after increasing the net loss for the dividend requirements on Whittaker's outstanding $5.00 Cumulative Preferred Stock. Common stock equivalents are not dilutive for the pro forma periods presented. The exercise of the conversion option on the 7% convertible subordinated note issued in the acquisition is not considered dilutive for purposes of calculating fully diluted earnings per share.